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                                                                      Exhibit 21


                 SUBSIDIARIES OF GAYLORD ENTERTAINMENT COMPANY


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               NAME                                 JURISDICTION OF ORGANIZATION
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
Acuff-Rose Music, Inc.                                         Tennessee
Acuff-Rose Music, Ltd.                                          England
Acuff-Rose Musikverlag GmbH                                     Germany
Acuff-Rose Scandia AB                                           Sweden
Acuff-Rose Music Publishing, Inc.                              Tennessee
CCK, Inc.                                                        Texas
Celebration Hymnal, LLC                                        Tennessee
CNR, Inc.                                                      Delaware
Country Music Television Australia Pty. Ltd.                   Australia
Country Music Television International, GmbH                    Germany
Country Music Television International, Inc.                   Delaware
Dayspring Music, Inc.                                          Tennessee
Editions Acuff Rose France SARL                                 France
Gaylord Broadcasting Company, L.P.                               Texas
Gaylord Communications, Inc.                                     Texas
Gaylord Investments, Inc.                                      Delaware
Gaylord Production Company                                     Tennessee
Gaylord Program Services, Inc.                                 Delaware
Gaylord Television Company                                     Delaware
Grand Ole Opry Tours, Inc.                                     Tennessee
Hickory Records, Inc.                                          Tennessee
Idea Entertainment, C.V.                                      Netherlands
Idea Entertainment, Inc.                                       Delaware
Idea Films, LLC                                                Delaware
KSTW, Inc.                                                    Washington
Milene Music, Inc.                                             Tennessee
OKC Athletic Club Limited Partnership                          Oklahoma
OKC Concession Service Limited Partnership                     Oklahoma
Oklahoma City Athletic Club, Inc.                              Oklahoma
OLH, L.P.                                                      Tennessee
Opryland Attractions, Inc.                                     Delaware
Opryland Hospitality, Inc.                                     Tennessee
Opryland Productions, Inc.                                     Tennessee
Opryland Theatricals, Inc.                                     Delaware
Pandora EURL                                                    France
Pandora Investment (SARL)                                      Luxemborg
Showpark Management, Inc.                                      Delaware
Springhouse Music, Inc.                                        Tennessee
Wildhorse Saloon Entertainment Ventures, Inc.                  Tennessee
Word Entertainment (Canada), Ltd.                               Canada
Word Entertainment Direct, LLC                                 Tennessee
Word Entertainment, Ltd.                                          UK
Word Music Group, Inc.                                         Tennessee
Word Music, Inc.                                               Tennessee
Wordspring Music, Inc.                                         Tennessee
Z Music Management, Inc.                                       Delaware



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